ASSET PURCHASE AGREEMENT
                                  BY AND AMONG
                         I-PAC PRECISION MACHINING, INC.
          (dba National Manufacturing Technologies Precision Machining
                       and dba NMT Precision Sheet Metal),
                           I-PAC MANUFACTURING, INC.,
             (dba National Manufacturing Technologies Electronics),
                      ALTON DIVERSIFIED TECHNOLOGIES, INC.
                                       AND
                    NATIONAL MANUFACTURING TECHNOLOGIES, INC.
                        Dated as of _______________, 2001

                            ASSET PURCHASE AGREEMENT
                                   (Precision)
     This ASSET PURCHASE AGREEMENT (this "Agreement") is made as of _______________, 2001, by and between ALTON DIVERSIFIED TECHNOLOGIES, INC., a California corporation ("Purchaser"), I-PAC PRECISION MACHINING, INC. (dba National Manufacturing Technologies Precision Machining and dba NMT Precision Sheet Metal), a California corporation ("Seller"), I-PAC MANUFACTURING, INC. (dba National Manufacturing Technologies Electronics), a California corporation ("Parent"), and NATIONAL MANUFACTURING TECHNOLOGIES, INC., a California corporation ("Owner").
     In consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:
     1.     DEFINITIONS.

     1.1     General  Definitions.
     Unless otherwise stated in this Agreement, the following terms shall have the following meanings:

     "Affiliate": Any Person that, directly or indirectly, controls, or is controlled by, or under common control with, another Person. For the purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise.

     "Applicable  Law":  All  applicable provisions (domestic or foreign) of all
(i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes and Orders of or with any Governmental Body and
(ii)  Governmental  Approvals.

     "Assets":  As  defined  in  Section  2.1  hereof.

     "Assumed  Obligations":  As  defined  in  Section  2.5(a)  hereof.

     "Assumption Agreement": The Assumption Agreement substantially in the form of Exhibit B attached hereto.

     "Bill of Sale": The Bill of Sale substantially in the form of Exhibit C attached hereto.

     "Business": All of the business operations acquired or to be acquired by Purchaser pursuant to the Operative Documents, consisting of the Assets and the Assumed Obligations (but not including the Excluded Assets), involving generally the fabrication and machining of precision metal parts currently being conducted by Seller at 1375 Specialty Drive, Vista, California 92083 (the "Vista Facility"), and as listed in Schedule 2.1(b) the machining equipment currently located at 4040 Calle Platino, Oceanside, California 92056 (the "Oceanside Facility").

     "Carlsbad Facility": The assets and operations of the manufacturing facility of I-PAC Manufacturing, Inc. located at 1958 Kellogg Avenue, Carlsbad, California 92008, and acquired by Purchaser on the date of this Agreement.

     "Celtic Assignment": That certain Assignment of Notes, Security Agreement and Landlord Agreements of even date herewith, by and among I-PAC Manufacturing, Inc., I-PAC Precision Machining, Inc. and Celtic Capital Corporation, and consented to by Purchaser, wherein Seller assigns the Inventory Note, the Equipment Note and the Security Agreement to Celtic Capital Corporation.

     "Closing  Date":  As  defined  in  Section  6.1  hereof.

     "Code":  The  Internal  Revenue  Code  of  1986,  as  amended.

     "Consent": Any consent, approval, authorization, action, waiver, permit, grant, franchise, concession, agreement, license, exemption or Order of, registration, certificate, declaration or filing with, or report or notice to, any Person (including foreign Persons), including any Governmental Body.

     "Continuing Employees": Those employees of Seller listed on Schedule 1.1(a) hereto who are reasonably expected by Seller to desire to stay in the employ of Purchaser following the Closing.

     "Customer Data": All of Seller's customer lists, lists of potential customers, sales records (including pricing information and customer contractual status), other records, telephone and fax numbers, email addresses and other customer data (including credit data) relating to the Business.

     "Damages": Any and all damages, claims, obligations, demands, assessments, penalties, liabilities (joint or several), costs, losses, diminution in value, defenses, judgments, suits, proceedings, disbursements and expenses (including disbursements, expenses and reasonable fees of attorneys, accountants and other professional advisors and of expert witnesses, costs of investigation and preparation, and costs of settlement) of any kind whatsoever, whether fixed or contingent, suffered or incurred by a Person, without regard to the timing of any payment or performance.

     "Disclosure Schedules": The schedules to this Agreement delivered by Seller and Owner to Purchaser on the date hereof and incorporated by reference into this Agreement.

     "EBITDA Note": The EBITDA Note Agreement to be entered into by Purchaser and Owner in the form attached as Exhibit P hereto.

     "Employee Benefit Plan" or "Plan": Means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock or membership interest option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans and all other employee benefit plans, agreements and arrangements not described in (A) above.

     "Employment Agreement": The form of Consulting Agreement to be entered into with William Grivas, the form of which is attached hereto as Exhibit D and the form of Employment Agreement to be entered into with Patrick Moore, the form of which is attached hereto as Exhibit E.

     "Environmental Laws": All Applicable Laws and any judicial or administrative interpretations thereof relating to the protection of the environment, to human health and safety, or relating to the emission, discharge, generation, processing, storage, holding, abatement, existence, release, threatened release or transportation of any Hazardous Materials or waste, including (i) the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Toxic Substances Control Act, the Federal Water Pollution Control Act, the Endangered Species Act and the Occupational Safety and Health Act, (ii) all other requirements pertaining to the reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases or threatened releases of Hazardous Materials or Solid Waste into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Materials or Solid Waste, and (iii) all other requirements pertaining to the protection of the health and safety of employees or the public.

     "Equipment":  As  defined  in  Section  2.1(d)  hereof.

     "Equipment  Note":  The  Equipment  Note  given  by Purchaser, as maker, to
Seller,  as  payee,  in  the  form  of  Exhibit  F  hereto.

     "ERISA":  Employee  Retirement  Income  Security  Act  of 1974, as amended.

     "ERISA Affiliate": An Affiliate of Seller that was or may be considered a single employer with Seller under ERISA Section 4001(b) or part of the same "controlled group" as Seller for purposes of ERISA Section 302(d)(8)(C).

     "Excluded  Liabilities":  As  defined  in  Section  2.6  hereof.

     "GAAP": Generally accepted accounting principles in the United States of America from time to time in effect.

     "Governmental  Approval":  Any  Consent  of,  from or with any Governmental
Body.

     "Governmental Body": Any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality, domestic or foreign.

     "Hazardous Materials": Any waste, substance, material, smoke, gas or particulate matter that: (i) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials, (ii) requires investigation, removal, regulation or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder, or (iii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous or dangerous or is regulated by any Governmental Body or Environmental Law.

     "Including" or "Includes": Means including without limitation or includes without limitation.

     "Indemnified Person" or "Indemnifying Person": As defined in Section 7.4 hereof.

     "Inventory":  As  defined  in  Section  2.1(a)  hereof.

"Inventory Note": The Inventory Note given by Purchaser, as maker, to Seller, as payee, in the form of Exhibit G hereto.

     "Knowledge": The terms "knowledge," "awareness" and "belief" and any similar term or words of like import shall mean the knowledge, awareness or belief, as the case may be, of the officers of Seller, Parent or Owner following due inquiry with respect to the subject matter of the representation and/or warranty being given by Seller, Parent or Owner in Article 3 hereof.

     "Leased Real Property": All interests leased pursuant to the Real Property Leases.

     "Liability": Any commitments, debts, liabilities, obligations (including contract and capitalization lease obligations), indebtedness, accounts payable and accrued expenses of any nature whatsoever (whether any of the foregoing are known or unknown, secured or unsecured, asserted or unasserted, absolute or contingent, direct or indirect, accrued or unaccrued, liquidated or unliquidated and/or due or to become due), including any liability or obligation for Taxes.

     "Lien": All mortgages, deeds of trust, claims, liens, security interests, pledges, leases, conditional sale contracts, rights of first refusal, options, charges, liabilities, obligations, agreements, easements, rights-of-way, powers of attorney, limitations, reservations, restrictions and other encumbrances of any kind.

     "Material Adverse Effect": Any effect (individually or in the aggregate) that is, or could be reasonably expected to be materially adverse to the Business or Assets of the Seller (other than a change in national economic conditions generally) whether or not the result thereof would be covered by insurance that will or could reasonably be expected to result in Damages of $10,000 or greater.

     "Multiemployer Plan": An employee benefit plan as defined in ERISA Section 3(37).

     "Operative Documents": This Agreement, the Assumption Agreement, the Bill of Sale, the Consulting Agreement, the Employment Agreement, the Inventory Note, the Equipment Note, the Security Agreement, the Celtic Assignment, the EBITDA Note and all other agreements, instruments, documents, exhibits, schedules and certificates executed and delivered by or on behalf of Seller or Purchaser pursuant to this Agreement.

     "Order": Any order, writ, injunction, decree, judgment, award, decision or determination of, or agreement with, any Governmental Body.

     "Owner": National Manufacturing Technologies, Inc., a California corporation.

     "Parent":  I-PAC  Manufacturing,  Inc.,  a  California  corporation.

     "Permits": All permits, authorizations, certificates, approvals, registrations, variances, exemptions, rights-of-way, franchises, privileges, immunities, grants, ordinances, licenses and other rights of every kind and character (a) under any (i) Applicable Law, (ii) Order or (iii) contract with any Governmental Body or (b) granted by any Governmental Body.

     "Permitted Encumbrances": (i) Liens for Taxes and assessments not yet due and payable; (ii) liens of equipment lessors for the equipment listed on
Schedule 2.5(a)(iii); (iii) landlord's liens created by statute and not by affirmative action of any landlord; and (iv) the lien of the Security Agreement.

     "Person": An individual, partnership, joint venture, corporation, company, limited liability company, bank, trust, unincorporated organization, Governmental Body or other entity or group.

     "Premises": Business location of Seller including the Leased Real Property at 1375 Specialty Drive, Vista, California 92083, as well as 4040 Calle Platino, Oceanside, California 92056, where specific equipment listed in Schedule 2.1(b) is located.

     "Proceeding": Any action, claim, suit, proceeding, litigation, arbitration, mediation, investigation, inquiry grievance, review or notice.

     "Products": Means all products manufactured, assembled, tested, fabricated, produced, licensed, marketed, or distributed as part of the Business.

     "Properties":  As  defined  in  Section  3.14  hereof.

     "Purchase  Price":  As  defined  in  Section  2.3  hereof.

     "Real Property Leases": the real property leases, subleases, licenses and occupancy agreements pursuant to which Seller is the lessee, sublessee, licensee or occupant, which relate to or are being used in the Business.

     "Scheduled  Contracts":  As  defined  in  Section  2.1(d)  hereof.

     "Security Agreement": The Security Agreement given by Purchaser, as Grantor, to Seller, as secured party, in the form of Exhibit H hereto.

     "Solid Waste": Any garbage, refuse, sludge from a waste treatment plant, water supply treatment plant, or air pollution control facility, including air emissions discharged into the environment whether pursuant to a permit or exemption from a Governmental Body or pursuant to any Environmental Law, and other discarded material, including solid, liquid, semi-solid, or contained or fugitive gaseous material resulting from industrial, commercial, mining and agricultural operations, and from community activities.

     "Supplier Data": All of Seller's supplier and vendor lists, records, telephone and fax numbers, email addresses and publications and marketing material relating to the purchase of goods or the provision of services to Seller in connection with the Business.

     "Tax Obligations": Any Taxes which are attributable or related to the Assets or the Business for any time on or before the Closing Date or which may be applicable because of the Transactions.

     "Taxes": Any federal, state, local or foreign income, franchise, sales, excise, real or personal property, ad valorem or other Taxes, assessments, fees, levies, imposts, duties, deductions or other charges of any nature whatsoever (including interest and penalties) imposed by any Applicable Law.

     "Threatened": Any matter or thing will be deemed to have been Threatened when used herein with respect to any party if that party has received notice from the Person to whom the threat is attributable or such Person's agents, which notice makes specific reference to and clearly identifies the matter or thing being threatened.

     "Transaction" or "Transactions": The acquisition of the Assets and the performance of the other covenants and the consummation of the transactions described in this Agreement.

     "Transaction Expenses": The expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the consummation of the Transactions, including all fees and expenses of counsel and representatives.

     "Vista  Facility":  See  "Business."

     Other  terms  shall  have  the  meanings  ascribed  to  elsewhere  herein.
2.     SALE  OF  ASSETS;  ASSUMPTION  OF  CERTAIN  LIABILITIES.

     2.1     Agreement  to  Purchase  and  Sell.
     Subject to the applicable terms and conditions of this Agreement, Seller shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase, the assets of Seller used in the Business described below (the "Assets"), free and clear of all Liens, other than the Permitted Encumbrances:

     (a) Inventory. The inventory of finished goods, work-in-progress, raw materials, supply inventory, goods, replacements, components, devices, equipment and other similar items owned or held by Seller for use in connection with the manufacture or sale of Products or the repair, replacement, modification, customization or installation of Products, and office and other supplies (collectively, the "Inventory") listed in Schedule 2.1(a) hereto.

     (b) Equipment. All office furniture, space dividers and work cubicles, manufacturing, fabricating, demonstration and other equipment, machinery, apparatus, tools, appliances, printing presses and related parts, samples, implements, spare parts and supplies (collectively, the "Equipment") listed in
Schedule  2.1(b)  hereto.

(c) Computer Equipment/Software. All computer equipment and hardware used in the Business, including all central processing units, terminals, disk drives, tape drives, electronic memory units, printers, keyboards, servers, screens, peripherals (and other input/output devices), modems and other communication controllers, embedded devices and any and all parts and appurtenances thereto (collectively, the "Computer Equipment/Software"), together with all right, title and interest of Seller in, to and under all intellectual property used by Seller in the Business in the operation of such Computer Equipment/Software, including all software, all data files, all licenses related to Seller's use of such Computer Equipment/Software and all leases pursuant to which Seller leases any Computer Equipment/Software. The Computer Equipment/Software is listed in
Schedule  2.1(c)  hereto.

(d) Scheduled Contracts. Except for the right to collect and retain accounts receivable accrued by Seller on or before the Closing Date, all right, title and interest of Seller in, to and under all contracts, arrangements, licenses, leases (including capital leases), purchase orders and agreements (whether written or oral) related to or arising out of the Business and listed on Schedule 2.1(d) hereto (collectively, the "Scheduled Contracts") plus the Backlog Orders listed on Schedule 2.1(e) hereto, and all rights (including rights of adjustment, refund and offset relating thereto), privileges, deposits, claims, causes of action and options relating or pertaining to the Scheduled Contracts or any thereof insofar as any of the foregoing relates to the Business. Seller has delivered to Purchaser true, correct and complete copies of all Scheduled Contracts.

(e) Backlog Orders. All of Seller's backlog of orders for Products manufactured, fabricated or sold by Seller in the Business, which are listed in
Schedule 2.1(e) hereto (collectively, the "Backlog Orders"). Copies of all Backlog Orders are included in the Scheduled Contracts delivered to Purchaser pursuant to Section 2.1(d) hereof.

(f)     Customer  Data and Supplier Data.  All of the Customer Data and Supplier
Data.

(g)     Left  intentionally  blank.

(h) Leased Real Property. The leasehold interest in the real property subject to the Real Property Leases (the "Leased Real Property").

(i) Permits. To the extent transferable, all of Seller's Permits relating to the Business or all or any part of the Assets. The Permits include the Permits listed on Schedule 2.1(i).

(j) Books and Records. Subject to Section 5.8 hereof, all of Seller's books, records, papers, files and instruments of whatever nature and wherever located that relate to the Business or the Assets or which are required or necessary in order for Purchaser to conduct the Business, including graphic materials, specifications, surveys, building and machinery diagrams, warranties, maintenance and production records, media, personnel and labor relations records, environmental records and reports, sales and marketing literature, brochures or other sales aids, catalogs, price lists, mailing lists, sales and property Tax records and returns.

     2.2     Excluded  Assets.
     The foregoing definition of Assets specifically excludes accounts receivable of Seller as of the date hereof and all other assets of Seller not listed in Section 2.1 hereof.

     2.3     Purchase  Price.
     Subject to the terms and conditions of this Agreement, the aggregate purchase price (the "Purchase Price") to be paid by Purchaser to Seller shall be the following:

     (a)     $520,745.96  in  the  form  of  the  Inventory  Note;  and

(b) $1,546,900 in the form of the Equipment Note which Equipment Note is secured by the Security Agreement.

     2.4     Allocation  of  Purchase  Price.

     (a) The Purchase Price for the Assets shall be allocated on the Closing Date (or as soon as practical thereafter) among the Assets in accordance with an allocation schedule to be prepared by Purchaser and consented to by Seller, which consent shall not be unreasonably withheld. Such allocation schedule shall be prepared in accordance with Section 1060 of the Code.

(b) In connection with a determination of the allocation schedule contemplated in Section 2.4(a) above, the parties shall cooperate with each other and provide such information as any of them shall reasonably request. The parties shall each report the federal, state and local and other Tax consequences of the purchase and sale contemplated hereby (including the filing of IRS Forms 8594) in a manner consistent with such allocation schedule and shall not make any inconsistent written statement or take any inconsistent position on any Tax returns during the course of any IRS or other Tax audit, for any financial or regulatory purpose, in any litigation or investigation or otherwise.

(c) Each party shall promptly notify the other party if it receives notice that the IRS proposes any allocation different from the allocation agreed upon in accordance with this Section 2.4.

     2.5     Assumption  of  Liabilities.

     (a) Subject to and upon all of the terms and conditions of this Agreement, as of the date after the Closing Date, Purchaser shall assume and agree to pay, perform and discharge only the following specified obligations and liabilities of Seller and no others (the "Assumed Obligations"):

     (i) the rights, liabilities, obligations and commitments of Seller to perform the Scheduled Contracts specifically set forth on Schedule 2.1(d) to the extent that the Scheduled Contracts have not been performed at the time of the Closing and are not in default, but not including any obligation or liability for any amount owed with respect to or arising as a result of a breach thereof or delay in performance occurring prior to the Closing Date;

     (ii) the assumption of Sellers' obligations which arise after the Closing Date under the Real Property Leases;
(iii) the assumption of Seller's current obligations, as well as those which arise after the Closing Date, under the equipment leases listed on Schedule 2.5(a)(iii) hereto;
(iv)     sales  taxes  attributable  or  relating to the sale of the Assets; and
(v) Seller's obligations for vacation pay for the employees of Seller which Purchaser elects to hire.

     (b) EXCEPT AS PROVIDED IN SECTION 2.5(A), PURCHASER DOES NOT ASSUME OR AGREE TO PAY, PERFORM OR DISCHARGE, AND SHALL NOT BE RESPONSIBLE FOR, ANY OTHER LIABILITIES OF SELLER OF ANY KIND WHATSOEVER, including Liabilities based on, arising out of, or in connection with:

     (i)     the  Transaction  Expenses  incurred  by  Seller;

     (ii) any claims which relate to Products sold or services rendered by Seller on or prior to the Closing Date;

(iii) defective performance or default or alleged defective performance or default under any Scheduled Contract by Seller or of any express or implied warranty with respect to such performance on or prior to the Closing Date or any Liability as a result in the delay in performance or delivery under any Scheduled Contract;

(iv) breach or alleged breach of any Scheduled Contract by Seller on or prior to the Closing Date;

(v) any Taxes (other than sales taxes) attributable or relating to the Assets or the Business of Seller relating to any time on or before the Closing Date, or which may be applicable because of Seller's sale of any of the Assets to Purchaser;

(vi)     except  for the Real Property Leases and the equipment leases listed on
Schedule  2.5(a)(iii),  any  lease  obligations  or  indebtedness  of  Seller;

(vii) except for accrued vacation pay for Seller's employees who are hired by Purchaser, any claims by any of Seller's directors, officers, employees, agents, consultants, Affiliates, personnel or shareholders relating to this Agreement or its performance or consummation, or any claims by any of them relating to or arising out of (A) their employment (including any modification or termination thereof or any tort or discrimination claims arising therefrom) by Seller, (B) any employment contract, consulting agreement or similar arrangement relating to or arising out of the retention of such person, and any collective bargaining agreements and similar contracts to which any such persons are a party, (C) any pensions or other benefit liabilities of Seller, (D) any accrued payroll, bonus or other employment related liability or obligation, or
(E) any Applicable Law relating to the employment relationship, including wages, hours, concerted activity, discrimination or nondiscrimination, occupational, health and safety, or payment and/or withholding of Taxes;

(viii) any severance pay or obligations due or afforded Seller's employees not offered employment by or substantially on the same terms of such employee's present employment with Seller or offered employment on different terms;

(ix) any obligations for contributions to any Employee Benefit Plan or Multiemployer Plan, and any claims based on any Employee Benefit Plan or Multiemployer Plan or any other benefit liabilities of Seller of whatsoever nature (including all liabilities to any Person under ERISA and the Code and all liabilities to any Governmental Body);

(x) any claims or conditions arising on or prior to the Closing Date under or relating to noncompliance or alleged noncompliance with any Applicable Law including any Environmental Law, attributable or relating to the Assets (including the ownership, use or operation thereof) or the Business of Seller;

(xi) any unlicensed or other unauthorized use or alleged use by Seller of any patented or unpatented invention, or registered or unregistered trade secret, copyright, trademark, trade name, service mark or other intellectual property rights, including the Intangible Assets;

(xii) any dividend or other distribution declared or otherwise payable by Seller;

(xiii)     any  accounts  payable  of  Seller;  or

(xiv)     any  Liability  to  any  Person,  including  any  accrual  thereof.

     (c) Purchaser shall have no Liability with respect to Taxes payable by Seller or related to the Assets or the Business prior to the Closing whether or not payable prior to the Closing.

     (d) Purchaser shall assume and agree to discharge the Assumed Obligations relating to the Business, by executing and delivering to Seller an assumption agreement substantially in the form of Exhibit B attached hereto.

     2.6     Excluded  Liabilities.
     Notwithstanding the provisions of Section 2.5 or any other provision hereof or any Operative Document and regardless of any disclosure to Purchaser, neither Purchaser nor any of its Affiliates shall assume or have any liability for any Liabilities (collectively, the "Excluded Liabilities") of Seller or any of its Affiliates, or which in any manner relates to or arises out of the operation of the Business or the ownership of the Assets during any period prior to the Closing Date or which are owed by Seller to any of Seller's Affiliates other than those obligations and commitments comprising the Assumed Obligations.

     2.7     Further  Assurances.
     At all times after the date hereof as may be reasonably necessary, Seller, Parent and Owner shall execute and deliver to Purchaser (i) such instruments of transfer as shall be reasonably necessary or appropriate to vest in Purchaser good and indefeasible title to the Assets and to otherwise comply with the terms, purposes and intent of this Agreement, and (ii) such other instruments as shall be reasonably necessary or appropriate to evidence the assignment by Seller of the Scheduled Contracts and the Real Property Leases.

3.     REPRESENTATIONS  AND  WARRANTIES  OF  SELLER.

     Seller, Parent and Owner, jointly and severally, hereby represent and warrant to Purchaser that the following is true, correct and complete as of the date of this Agreement, regardless of what investigations, if any, Purchaser shall have made prior hereto:

     3.1     Organization;  Qualification.
     Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller has full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as now being conducted.

     3.2     Authority  Relative  to  this  Agreement.
     Seller, Parent and Owner each has full corporate power and authority to execute, deliver and perform this Agreement (including execution, delivery and performance of the Operative Documents to which each of them is a party) and to consummate the Transactions. The execution and delivery by Seller, Parent and Owner of this Agreement and the Operative Documents, and the consummation of the Transactions, have been duly and validly authorized by the Board of Directors of Seller and the shareholders of the Seller in accordance with Applicable Law and no other corporate proceedings on the part of Seller are necessary with respect thereto. This Agreement has been duly and validly executed and delivered by Seller, Parent and Owner, and constitutes the legal, valid and binding obligation of Seller, Parent and Owner, enforceable against each of them in accordance with its terms. Seller, Parent and Owner will each take, and cause to be taken, all corporate action that is necessary for Seller to complete the Transactions to be completed by Seller, Purchaser or Owner pursuant to this Agreement.

     3.3     Consents  and  Approvals.
     Except as set forth in Schedule 3.3, the execution, delivery and performance by Seller, Parent and Owner of this Agreement and the Operative Documents and the consummation of the Transactions by each of them requires no Consent or Order by, from or with any Governmental Body or other Person, all of which Consents have been obtained.

     3.4     Authority;  Licenses.
     Seller possesses all of the Permits required by Applicable Law and the Permits set forth on Schedule 2.1(i), which constitute all of the Permits necessary for Seller to own, use, operate and lease the properties and Assets and to carry on the Business as it is now being conducted on the Premise

     3.5     No  Violations.
     Neither the execution, delivery or performance of this Agreement or the Operative Documents by Seller, Parent and Owner, nor the consummation by Seller, Parent and Owner of the Transactions will (a) conflict with or result in any breach or violation of any provision of the Articles of Incorporation or Bylaws of Seller, (b) result in a default, or give rise to any right of termination, cancellation or acceleration or loss of any material benefit under any Scheduled Contract, (c) result in the creation or imposition of any Lien on any of the Assets other than that imposed by the Security Agreement, (d) violate any Order, Applicable Law or Permit applicable to Seller, Parent, Owner, the Business or the Assets or (e) violate any territorial restriction on the business of Seller, Parent or Owner or any noncompetition or similar arrangement.

     3.6     Compliance  with  Law.

     (a) Neither Seller, the Assets nor the Business is in violation in any material respect of any Applicable Law. Neither Seller nor Owner is aware of, nor prior to the date hereof, have either of them received actual notice of, any past, present or future conditions, events, practices or incidents which could be reasonably expect to interfere in any material manner with or prevent compliance or continued compliance in all material respects with Applicable Law. To Seller's, Parent's or Owner's knowledge, no such Applicable Law with a future compliance date could reasonably be expected to have a Material Adverse Effect.

(b) Schedule 3.3 sets forth all Governmental Approvals and other Consents necessary for, or otherwise material to, the conduct of the Business or the ownership, use or operation of the Assets. All such Governmental Approvals and Consents have been duly obtained and are in full force and effect, and Seller is in compliance with each of such Governmental Approvals and Consents held by it relating to the conduct or operation of the Business or the ownership, use or operation of the Assets.

(c) Seller has filed with the proper authorities all statements and reports required by the Applicable Laws to which it or any of its employees (because of his or her activities on behalf of his or her employer) is subject relating to the conduct or operation of the Business or the ownership, use or operation of the Assets.

     3.7     Title  to  and  Condition  of  Assets  and  Property.

     (a) Seller has good and indefeasible title to all Assets and such Assets are free and clear of all Liens, except for the Permitted Encumbrances. The Assets constitute all assets and properties that are currently being utilized in the Business and that are necessary in the conduct of the Business as presently being conducted. Seller has not sold, transferred, leased, distributed or otherwise disposed of any of the Assets, or agreed to do so, except for sales of inventory in the ordinary course of business consistent with past practices. Upon consummation of the Transactions, Purchaser will own the Assets free and clear of all Liens except for Permitted Encumbrances.

(b) The Assets which are equipment described in Schedule 2.1(b) (i) are in good operating condition and repair, subject to ordinary wear and tear, (ii) are fit in all material respects for the purposes for which they are being used and are capable of being used in the Business as presently being conducted without present need for any material repair or replacement except in the ordinary course of the Business, (iii) conform in all material respects with all Applicable Laws, (iv) have been fitted and equipped with all necessary or proper guards, shields, cutoffs and other safety devices and such devices are in good operating condition and repair, subject ordinary wear and tear, and (v) in the aggregate provide capacity that is consistent with prior capacity needs and can enable Purchaser to engage in commercial operation of the Business on a continuous basis (subject to normal maintenance and repair outages in the ordinary course). Except as set forth on Schedule 3.7(b)hereto, no material item of maintenance, replacement or repair has been deferred or neglected. All of the Assets (subject to normal maintenance, replacement or repair outages in the ordinary course of Business) have been and are now producing merchantable Products and are adequate and sufficient for all material operations conducted by the Business in substantially the same manner as currently conducted prior to Closing.

(c) Except as set forth in Schedule 3.7(c), no Hazardous Material exists in any structure located on, or existing on or under the surface of, any real property owned, leased or otherwise used by the Seller, any predecessor or successor to the Seller or Affiliate of the Seller in the Business. To Seller's Knowledge, Seller has not ever been in material violation of any Environmental Law. Except as set fort in Schedule 3.7(c), there has not been any environmental assessments or audits of the Seller or any of its Assets. There is no Proceeding pending or Threatened against Seller relating to the environment nor is there a basis for the assertion against Seller of any such Proceeding. Except as set forth in the Schedule 3.7(c), neither Seller nor Owner has received notice of, nor does either of them know of, any past, present or future events, conditions, facts, circumstances, activities, practices, incidents, actions or plans which relate to the ownership, use, operation, lease or occupancy of any Asset or the operation of the Business, that may interfere with or prevent compliance or continued compliance or that might constitute a violation of any Environmental Law.

(d) None of Seller's Excluded Assets will be needed in the continuing operation of the Business following the Closing Date.

     3.8     Investigation  or  Litigation.
     There is no Proceeding pending or Threatened against, relating to or affecting the Seller, the Owner, the Assets or the Business. Neither Seller, Owner, the Business nor the Assets is subject to any currently existing Proceeding by any Governmental Body or other Person that would affect, or create a lien on, the Assets being purchased. To Seller's and Owner's knowledge, there is no reasonable basis for the assertion of any Proceeding by any Governmental Body or any Person regarding any violation of any Environmental Law or any other Applicable Law.

     3.9     Employee  Benefits.
     Neither Seller, Parent nor Owner is in default or in violation of Applicable Law under any Employee Benefit Plan maintained by Seller for employees in the Business at the Premises. All such Employee Benefit Plans are fully funded. Neither Seller nor any ERISA Affiliate has ever maintained a Multiemployer Plan. None of the Plans has ever provided health care or any other non-pension benefits to any employees after their employment was terminated (other than coverage mandated by Applicable Law) or has ever promised to provide such post-termination benefits. As a result of this Agreement, Purchaser shall have no liability or responsibility of any notice for, or in connection with, any Employee Benefit Plans of Seller to any Person.

     3.10     Labor  and  Employee  Matters.
     No employees of the Seller are represented by a union or other labor organization. Neither Seller nor Owner is aware of any union organizing activities or Proceedings involving, or any pending petitions for recognition of, a labor union or association. There are no labor disputes currently subject to any Proceeding, there is no Proceeding pending or Threatened or, to Seller's and Owner's Knowledge, contemplated with respect to any employee employed in the operation of the Business, and no basis exists for asserting any of the foregoing. There has been no labor strike, dispute, slowdown or stoppage pending or Threatened against or affecting the Seller. Seller has no obligations, contingent or otherwise, under any employment or consulting agreement, or collective bargaining agreement or other contract with a labor union or other labor or employee group. Seller is not engaged in any unfair labor practice and has complied with all provisions of Applicable Law pertaining to the employment of employees employed in the operation of the Business, including all such Applicable Laws relating to labor relations, equal employment, employment practices, terms and conditions of employment, wages and hours, entitlement, prohibited discrimination or other similar employment practices or acts. No agreement which is binding on the Seller restricts it from relocating or closing any of its operations. Seller has terminated all of its employees at the Vista Facility and those who work with the equipment being purchased by Purchaser located at the Oceanside Facility. Seller has no liability under the Workers Adjustment and Retraining Notification ("WARN") Act of 1988.

     3.11     Taxes.
     There are no Tax Liens or assessments upon any of the Assets of Seller nor, except for a late payment of payroll taxes notice, has notice been given of any event which could lead to any such Lien. No IRS, state or local audit, investigation or Proceeding of Seller, Parent or Owner is pending or Threatened which might impose a lien on the Assets. Neither Seller nor the Owner have granted any extension to any taxing authority of the limitation period during which any Tax liability which might impose a lien on the Assets may be asserted. Except as described in the first sentence of this Section 3.11, all monies required to be withheld by Seller from Continuing Employees, social security and unemployment insurance Taxes for Continuing Employees, which taxes are to be paid by Seller to any Governmental Body, have been paid to the applicable Governmental Body. Consummation of the Transactions will not result in any obligations for Tax on the Assets.

     3.12     Inventories.
     Schedule 3.12 contains a complete and correct list of all Seller's inventory of raw materials, work in process and finished goods which is valued on Schedule 3.12 at the lower of cost or market. Schedule 3.12 also sets forth the estimated value of inventory which is specifically identified as being required to complete orders for Seller's customers on the Closing Date.

     3.13     Real  Property  Leases.
     Schedule 3.13 contains a complete and correct list of all Real Property Leases, setting forth the address, landlord and tenant for each Real Property Lease, along with the address to which rental payments are made and the name and phone number of a contact person at such address. Seller has delivered to Purchaser true, correct and complete copies of the Real Property Leases. Each Real Property Lease is legal, valid, binding, enforceable, and in full force and effect. Neither Seller, nor any other party is in default, violation or breach under any Real Property Lease, and no event has occurred and is continuing that constitutes or, with notice or the lapse of time or both, would constitute a default, violation or breach in any respect under any Real Property Lease.
Seller's rights under the Real Property Leases are not subordinate to, or defeasible by, any security interest on the Leased Real Property, or any prior lease thereon. Seller enjoys peaceful and undisturbed possession of the Leased Real Property under the Real Property Leases to which it is a party.

     3.14     Environmental  Matters.

     (a) Seller holds all Permits, regulatory plans and compliance schedules, including any permit or exemption regulating the discharge of air emissions, necessary under Environmental Laws for conducting the Business. Seller has duly complied with, and its business, operations, assets, equipment, leaseholds and other facilities are in compliance with, the provisions of all Environmental Laws.

(b) Seller has utilized, handled, stored, delivered for disposal, disposed of and transported all wastes, whether hazardous or not, in compliance with all Environmental Laws and other Applicable Laws has not contaminated any of the Leased Real Property or the Assets (collectively, the "Properties") or any other properties so as not to give rise to any reporting, remediation or clean-up obligation or any other Liability of any kind on the part of Seller or any subsequent owner, occupant or operator of the Properties under any Environmental Law. No past or present disposal, discharge, spill or other release of, or treatment, transportation or other handling of Hazardous Materials or Solid Waste on, in, under or offsite from any of the Properties, or adjacent property, will subject Seller or any subsequent owner, occupant or operator of the Properties to corrective or compliance action or any other Liability of any kind. Seller has kept all records and made all filings required by Applicable Laws with respect to emissions or potential emissions into the environment of solids, liquids, gases, heat, light, noise, radiation and other forms of matter or energy and the proper disposal of materials. Schedule 3.14 lists all waste haulers, waste disposal sites, dump sites and other areas at which wastes generated by Seller have been disposed of by Seller or such waste haulers (in each case identifying such wastes), and will specifically identify each such site or area which is or has been included in any published federal, state, local or foreign "superfund" or other list of hazardous, toxic or other waste sites or areas identified for remedial clean-up or investigatory actions.

(c) The Properties, the other assets of Seller and Seller's other properties, including its buildings, fixtures, machinery, equipment and inventory (whether now or previously owned, leased or used by Seller), have not been contaminated, tainted or polluted, nor will such properties or assets become contaminated, tainted or polluted, as a result of activities conducted by Seller or the migration of contaminants from any adjacent property. None of the Properties appears on the National Priority List or any federal, state, local or foreign listing which identifies sites for remedial clean-up or investigatory actions. No asbestos, PCB's, urea-formaldehyde, underground storage tanks or plating operations are or were located on the Properties, and none of the Properties has been used to handle, treat, store or dispose of or has been contaminated (including contamination of soils, subsurface groundwater and surface waters located on, in, under or adjacent to such premises) with or by pollutants, wastes or any other substances, which contamination may give rise to a reporting, remediation or clean-up obligation with respect to such Properties or the property of others under any Environmental Law.

(d) There is no Proceeding pending or Threatened against Seller (or against any other Person for whose acts or omissions Seller may be responsible), or to the knowledge of Seller, Parent and Owner contemplated, relating to the environment nor is there a basis for the assertion against Seller (or against any other Person for whose acts or omissions Seller may be responsible) of any such Proceeding. Seller, Parent and Owner have not received notice of, and Seller, Parent and Owner are not aware of, any past, present or future events, conditions, facts, circumstances, activities, practices, incidents, actions or plans that may interfere with or prevent compliance or continued compliance or that might constitute a violation of any Environmental Laws, which relate to the use, ownership or occupancy of the Properties or the operation of the Business. Seller has never been in violation of any Environmental Laws, and there are not any environmental assessments or audits of Seller or any of their respective assets. To the Knowledge of Seller, Parent and Owner, there are no existing or pending Environmental Laws with a future compliance date that will require operational change, business practice modification or capital expenditures with respect to Seller or any of the Real Property or any property formerly owned or controlled by Seller.

     3.15     Left  intentionally  blank.


     3.16     Product  and  Service  Warranties.
     There is no claim against Seller on account of Product or service warranties or with respect to the manufacture, fabrication, sale or lease of Products or performance of services, including any amount due to any customer by reason of any understanding or agreement between Seller and any customer, and there is no basis for any such claim on account of Products heretofore manufactured, fabricated, sold or leased or services performed that affects the Assets.

     3.17     Contracts.

     (a) Seller has delivered to Purchaser true, correct and complete copies of all Scheduled Contracts, together with all amendments thereto and accurate descriptions of all material terms of all oral contracts (including all oral contracts with suppliers), that are Scheduled Contracts.

(b) All Scheduled Contracts are and following the Closing Date will be in full force and effect and enforceable against each party thereto. Seller has not received notice of any plan or intention of any party to any Scheduled Contract to exercise any right to cancel, terminate or modify any Scheduled
Contract. There does not exist under any Scheduled Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of Seller or, to Seller's or Owner's Knowledge, any other party thereto. Except as set forth in Schedule 3.17(b), no Consent is required under any Scheduled Contract as a result of or in connection with, and the enforceability of any Scheduled Contract will not be affected in any manner by, the execution, delivery and performance of this Agreement or any other agreement executed and delivered hereunder or pursuant hereto or the consummation of the Transactions contemplated hereby or thereby.

(c) Seller has not granted any outstanding power of attorney with respect to the Business or the Assets.

(d) Except as disclosed on Schedule 2.5(a)(iii), all equipment leases are in full force and effect, and no events of default exist with regard to such equipment leases.

     3.18     Left  intentionally  blank.

     3.19     Customers  and  Suppliers.

     (a) Seller has previously supplied Purchaser with a list of its principal customers and suppliers. Seller's relationships with suppliers are currently adequate to support the Business. Neither Seller nor Owner is aware of any fact or reason which would prohibit the continuance or otherwise impair in any material respect the relationship of Purchaser with Seller's customers or suppliers after the Closing Date.

(b) Schedule 2.1(e) lists all open Backlog Orders from customers, copies of all written instruments evidencing the items listed in Schedule 2.1(e) and copies of the forms of written sales orders used by the Seller have been delivered to Purchaser, or are being delivered by Seller to Purchaser, at the Closing. The aggregate Backlog Orders from customers outstanding at the date hereof does not exceed $1,206,845.40. Such purchase orders may be canceled at any time without penalty except as described on Schedule 2.1(e). As of the date hereof there are no purchase orders for equipment unless previously approved in writing by Purchaser.

(c) To the extent requested by Purchaser, Seller has either cancelled or assigned to Purchaser the purchase orders with its suppliers effective as of this date.

     3.20     No  Brokers.
     Seller has not employed any broker, agent or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Transactions.

     3.21     Bulk  Sales  Notice.
     Seller has complied with the notice provisions of the California Bulk Sales Law (Division 6 of the California Commercial Code). Schedule 3.21 is a list of all claims received by Seller based on the published Bulk Sales Notice.

     3.22     Disclosure.

     (a) Each of Seller, Parent and Owner has delivered or made available to Purchaser complete and accurate copies of all documents listed on the Disclosure Schedules delivered as a part hereof and all other information requested for deciding whether to consummate the Transactions hereby. No representation or warranty of Seller, Parent or Owner contained in this Agreement or statement in the Disclosure Schedules hereto contains any untrue statement. No representation or warranty of Seller, Parent and Owner contained in this Agreement or statement in the Disclosure Schedules hereto omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

(b) There has been no event, transaction or information which has come to the attention of the Seller, Parent and Owner which, as it relates to the Business, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business or the Assets. There is no fact known to Seller, Parent and Owner which has specific application to Purchaser and which could have a Material Adverse Effect on the Assets, the Business or Purchaser but which has not been set forth in this Agreement or the Disclosure Schedules hereto.

(c) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedules hereto (other than an exception expressly set forth as such in the Disclosure Schedules in relation to a specifically identified representation or warranty), those in this Agreement shall control.

4.     REPRESENTATIONS  AND  WARRANTIES  OF  PURCHASER.

     Purchaser hereby represents and warrants to Seller that the following are true, correct and complete as of the date of this Agreement regardless of what investigations, if any, Seller shall have made prior hereto:

     4.1     Organization.
     Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Purchaser has the full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as now being conducted. Purchaser is duly qualified or licensed as a foreign corporation and is in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

     4.2     Authority  Relative  to  this  Agreement.
     Purchaser has full power and authority (corporate and otherwise) to execute, deliver and perform this Agreement (including execution, delivery and performance of the Operative Documents) and to consummate the Transactions. The execution and delivery by Purchaser of this Agreement, and the consummation of the Transactions, have been duly and validly authorized by the Board of Directors of Purchaser and no other corporate proceedings on the part of Purchaser are necessary with respect thereto. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

     4.3     Consents  and  Approvals.
     Except as set forth in or otherwise required by this Agreement or the Operative Documents, the execution, delivery and performance by Purchaser of this Agreement and the consummation of the Transactions by it requires no Consent or Order of, by or in respect of, any Governmental Body or other Person except as has been received by Purchaser on or prior to the Closing Date.

     4.4     No  Brokers.
     Purchaser has not employed any broker, agent or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Transactions.

5.     ADDITIONAL  AGREEMENTS.

     5.1     Further  Assurances.
     Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to do all things necessary, proper or advisable under Applicable Laws and regulations to consummate and make effective the Transactions contemplated by the Operative
Documents. At any time after the Closing Date, if any further action is necessary, proper or advisable to carry out the purposes of this Agreement, then, as soon as is reasonably practicable, each party to this Agreement shall take, or cause its proper officers to take, such action. Each party hereto further agrees to cooperate fully with the other party after the consummation of the Transactions for the purpose of providing Purchaser with the information and access to information necessary to ensure Purchaser with a reasonably smooth transition into the ownership of the Business.

     5.2     Public  Announcements.
     The parties agree to consult with each other prior to making any public announcement or other public disclosure concerning the Transactions contemplated by this Agreement, including any of terms and conditions of such. Except as otherwise required by Applicable Law (including Applicable Laws and regulations promulgated by or for the Securities and Exchange Commission), neither party shall and shall not permit any of its respective Affiliates, agents or representatives, to make directly or indirectly a public announcement regarding the Transactions contemplated by this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. If a party is required by law to make any such disclosure, it must provide notice of such requirement, as soon as practicable, to the other party.

     5.3     Post  Closing  Information.
     Purchaser, Seller and Owner shall cooperate with one another after the Closing by providing the requesting party, without any additional consideration but at the expense of the requesting party, promptly upon request, such records and other information regarding the Assets and the Business as may reasonably be requested from time to time by the requesting party in connection with the preparation or audit of its federal, state and local income and other Tax returns, if any, and any audits, disputes, refund claims or third Person litigation relating thereto or any other third Person litigation or investigation, if any. In such connection, each party will afford the Purchaser's representatives including independent tax advisers and others reasonable access to books and records relating to the Business or the Assets.

     5.4     Left  intentionally  blank.

     5.5     Employees.
     Purchaser shall use commercially reasonable efforts to employ those of the Continuing Employees it elects to hire as of the day after the Closing Date upon such terms and with such benefits as Purchaser elects. Each individual offered employment by Purchaser shall be considered "newly hired" and, except for accrued vacation pay, Purchaser shall have no liability whatsoever with respect to any matter relating to the employment of such persons by Seller prior to the Closing Date. The provisions of this Section 5.5 shall inure solely to the benefit of Seller and no third Person (including any employee of Seller) shall be permitted to rely hereon as a third party beneficiary or otherwise. Purchaser shall take all actions necessary or appropriate to permit those of the Continuing Employees it elects to hire to participate as soon as practical after the Closing Date in the standard employee benefit programs of Purchaser for which they are otherwise eligible.

     5.6     Mail,  Etc.
     Purchaser, on the one hand, and Seller and Owner, on the other hand, each agree to promptly deliver to the other the original of any mail or other communication received by such party after the Closing Date which should properly be the property of the other. Purchaser, on the one hand, and Seller and Owner, on the other hand, each further agree from and after the Closing Date to promptly deliver to the other, or their respective designees, any monies, checks or other instruments of payment to which the other party is entitled hereunder, together with a reasonable accounting therefor.

     5.7     Covenant  Not  To  Compete.

     (a) Covenant of Seller and Parent. For a period of five years from and after the date hereof, each of Seller and Parent hereby covenants and agrees that it shall not engage or participate, directly or indirectly, in a business in competition with the business conducted by Seller at the Premises immediately prior to the Closing Date within the cities or counties of the States of California and all other states west of the Mississippi River, as well as Mexico, in which places Seller conducted business.

(b) Public Policy and Law. The parties to this Agreement expressly agree that it is not their intention to violate any public policy or statutory or common law. The parties intend that the covenant set forth above shall be construed as a series of separate covenants, one for each city, county, state, or nation within the specified geographic area, each of which covenants shall be deemed to be identical. If, in any judicial proceedings, a court shall refuse to enforce any of the separate covenants deemed included in this Section 5.7, then such unenforceable covenant shall be deemed to be eliminated therefrom or modified to the extent necessary to permit it and the remaining separate covenants to be enforceable. Without limiting the generality of the foregoing, if any court of competent jurisdiction determines that the foregoing covenant not to compete is invalid because of its length of time or geographic scope, then the parties hereto agree that such covenant shall be reduced either or both in length of time or geographic scope to the extent necessary to make such covenant enforceable against Seller, Parent and Owner.

(c) Remedy. The parties acknowledge and agree that the remedy at law for any breach of the foregoing covenant not to compete will be inadequate and that Purchaser shall be entitled, in addition to any remedy at law, to injunctive relief.

(d) Consideration. The consideration for the foregoing covenant not to compete, which is hereby agreed to be a material element of this Agreement, is Purchaser's agreement to purchase the Assets and pay the Purchase Price provided herein, and Seller and Parent each acknowledge the adequacy of such consideration.

     5.8     Cooperation.
     After consummation of the Transactions, the Seller, Parent and the Owner each agree to cooperate with Purchaser (to the extent reasonably requested by Purchaser) in the transition of employees, customers, vendors, suppliers and other Persons currently having a business relationship with the Seller. Without limiting the generality of the foregoing, at Purchaser's request, Seller, Parent and Owner shall cooperate with Purchaser in making any internal or external notice, announcement or other communication related to the consummation of the Transactions and such other matters as Purchaser shall reasonably require. Purchaser shall make the books and records described in Section 2.1(j) hereof available to Seller, Parent or Owner, or their agents, on reasonable notice and during normal business hours, to complete audits, tax returns and other reporting requirements.

     5.9     Prorations  of  Property  Taxes.
     Ad valorem real property taxes and assessments imposed by the Real Property Leases and personal property Taxes and assessments on the Assets shall be prorated between Purchaser and Seller as of the Closing Date. All such prorations shall be allocated so that items relating to time periods ending on or prior to the Closing Date shall be allocated to Seller and items relating to time periods beginning after the Closing Date shall be allocated to Purchaser. To the extent possible, all of such prorations shall be settled on the Closing Date or within 30 days thereafter.

     5.10     Product  Repairs  and  Reworks.
     If Products which were sold and delivered to customers prior to the Closing Date are returned to Purchaser for warranty repairs or rework to meet required customer specifications, Purchaser agrees to perform the necessary work on behalf of Seller and Owner to obtain customer satisfaction at a cost to Seller or Owner of $35 per hour plus materials at cost. Prior to starting such repairs or rework, Purchaser will provide Seller and Owner with a written cost estimate which Seller or Owner must agree to prior to Purchaser initiating the rework or repair. Seller and/or Owner agree to reimburse Purchaser in cash or by check for such work immediately upon receipt of an invoice from Purchaser. The parties hereto agree that any amount due from Seller or Owner to Purchaser pursuant to this Section 5.10 shall not be included in the $25,000 indemnification threshold set forth in Section 7.2 hereof.

6.     CLOSING  AND  TERMINATION.

     6.1     Closing  and  Closing  Date.
     The date of this Agreement is the "Closing Date." The closing of the Transactions contemplated by this Agreement (the "Closing") shall, unless another date or place is agreed to in writing by Seller, Owner and Purchaser, take place at the offices of Arter & Hadden LLP, Five Park Plaza, Suite 1000, Irvine, California 92614, at 10:00 a.m. on the Closing Date or such other place and date as the parties may agree upon in writing.

     6.2     Seller's  Deliveries  at  Closing.
     At the Closing, Seller shall deliver to Purchaser all documents, certificates and agreements necessary to transfer to Purchaser good and indefeasible title to the Assets, free and clear of any and all Liens thereon, other than Permitted Encumbrances, including, without limitation, the following signed documents:
     (a)     Bill  of  Sale;

     (b) Assignment of the Scheduled Contracts, assigning to Purchaser all of Seller's right, title and interest therein and thereto with, at Purchaser's election, any required Consent endorsed thereon in the form of Exhibit I attached hereto;

     (c)     Left  intentionally  blank;

     (d)     Left  intentionally  blank;

     (e)     Employment  Agreement  with  Patrick  Moore  signed  by  Mr. Moore;

     (f)     Employment  Agreement  with  William  Grivas  signed by Mr. Grivas;

     (g)     The  Celtic  Assignment;

     (h)     Left  intentionally  blank;

     (i) The Receivables Sideletter in the form attached as Exhibit L hereto;

     (j) Good standing certificates for Seller, Parent and Owner from the Secretary of State of the State of California bearing a date within 20 calendar days of the Closing Date;

     (k) Good Standing certificate from the California Franchise Tax Board for Seller, bearing the date within 20 calendar days of the Closing Date;

     (l) Good standing certificate from the California Franchise Tax Board Owner, bearing the date within 20 calendar days of the Closing Date;

     (m)     FIRPTA  Certificate  in  the  form  attached  as  Exhibit M hereto;

     (n)     Proof  of  proper  publication  of  Bulk  Sales  Notice;

     (o)     UCC  releases  for  inventory  and  equipment  being  sold;

     (p) Secretary's and Incumbency Certificate of I-PAC Precision Machining, Inc. attaching (i) Board of Directors resolutions of Seller approving the Asset Purchase Agreement and all agreements or instruments referred to therein; and (ii) Board of Directors resolutions of Parent and Owner approving the transaction;

     (q) Copy of notice of termination of employees pursuant to California Unemployment Insurance Code Section 1089;

     (r) An opinion of counsel to Seller, Parent and Owner, dated the Closing Date, substantially in the form of Exhibit N hereto; and

     (s)     The  EBITDA  Note.

     6.3     Purchaser's  Deliveries  at  Closing.
     At the Closing, Purchaser shall deliver to Seller the following signed documents:
     (a)     The  Inventory  Note;

     (b)     The  Equipment  Note;

     (c)     The  Security  Agreement;

     (d)     The  Assumption  Agreement;

     (e)     The  Celtic  Assignment;

     (f)     Assignment  of  Scheduled  Contacts;

     (g)     Left  intentionally  blank;

     (h)     Landlord's  Consent  and  Waiver;

     (i)     Left  intentionally  blank;

     (j)     Receivables  Sideletter;

     (k)     Employment  Agreement  for  Patrick  Moore;

     (l)     Employment  Agreement  for  William  Grivas;

     (m) Good standing certificate issued within 20 days of the Closing Date by the Secretary of State of the State of California;

     (n) Opinion of counsel for Purchaser, dated the Closing Date, substantially in the form of Exhibit O hereto;

     (o) Secretary's and Incumbency Certificate of Purchaser attaching Board of Directors resolutions of Purchaser approving the transaction; and

     (p)     The  EBITDA  Note.

7.     SURVIVAL  AND  INDEMNIFICATION.

     7.1     Survival.

     (a) The representations and warranties of Seller, Parent and Owner set forth herein and in the Operative Documents shall survive the Closing and the consummation of the Transactions and shall continue in full force and effect for the periods specified below ("Survival Period"):

     (i) the representations and warranties of the Seller, Parent and Owner contained in Sections 3.2, 3.3, 3.5 and 3.7(a) first sentence, shall survive indefinitely;

     (ii)     representations and warranties contained in Sections 3.9, 3.12 and
3.14 shall survive until the expiration of any applicable statute or period of limitations, and any extensions thereof; and
(iii)     all  other representations and warranties shall survive for two years.

     (b) The covenants of Seller, Parent and Owner set forth herein and in the Operative Documents shall survive the Closing and consummation of the Transactions for stated term of the respective covenant or, if no term is stated, four years.

     (c) Anything to the contrary notwithstanding, the Survival Period shall be extended automatically to include any time period necessary to resolve a claim for indemnification which was made before the expiration of the Survival Period but not resolved prior to its expiration, and any such extension shall apply only as to the claims asserted and not so resolved within the Survival Period. Liability for any such item shall continue until such claim shall have been finally settled, decided or adjudicated.

     7.2     Indemnity  by  Seller.
     Seller, Parent and Owner shall indemnify and hold Purchaser and its Affiliates (the "Purchaser Indemnitees"), harmless from and against:

     (a) any Damages suffered or incurred arising out or as a result of any Liability of Seller, Parent and Owner, or any Affiliate of Seller, Parent and Owner, arising on or prior to the Closing Date (except for the Assumed Obligations);

(b) any Damages suffered or incurred because of the breach or inaccuracy of any representation or warranty made by Seller or the Owner in this Agreement or the Operative Documents;

(c) any Damages based on, arising out of, or resulting from the breach or failure or alleged breach or failure by Seller, Parent or Owner to perform any agreement, covenant or other obligation contained in this Agreement or in any Operative Document;

(d) any Damages based on, arising out of, or resulting from any employment relationship, or for any salary or other compensation or benefits attributable to service or employment with Seller or any of its Affiliates (including any Employee Benefit Plan, all Liabilities to any Person under the Occupational Safety and Health Act ("OSHA"), all Liabilities under ERISA or the Code, and all Liabilities to any Governmental Body), attributable in each case arising or resulting from facts or circumstances existing on or prior to the Closing Date;

(e) any Damages based on, arising out of, or resulting from the failure or alleged failure of Seller, Parent and Owner, or any Affiliate of Seller, Parent and Owner, to comply with Applicable Law, including any failure or alleged failure to comply with, or failure or alleged failure to take any remedial action arising under, any Environmental Law, in each case relating to the ownership, use and/or operation of the Assets and the operation of the Business on or prior to the date of Closing;

(f) any Damages based on, arising out of, or resulting from the failure or alleged failure of Seller, Parent and Owner or any Affiliate of Seller, Parent and Owner, to pay or withhold any Tax or for failing or allegedly failing to accurately complete any return due with regard thereto, in each case relating to the ownership, use and/or operation of the Assets and the conduct of the Business on or prior to the Closing;

(g) any Damages based on, arising out of, or resulting from the failure of Seller, Parent and Owner to pay when due any Tax triggered by, based on, arising out of, or attributable to the Transactions contemplated or effected hereunder;

(h) any Damages based on, arising out of, or resulting from the Excluded Assets; and

(i) the Transaction Expenses incurred by Seller, Parent and Owner. Notwithstanding anything to the contrary in this Section 7.2, Seller, Parent and Owner shall have no Liability to the Purchaser Indemnitees for breaches of representations or warranties unless and solely to the extent that the aggregate amount of Purchaser Indemnitee Damages resulting therefrom exceeds $25,000 and, after such $25,000 threshold is met, Seller, Parent and Owner shall have Liability to the Purchaser Indemnitees for all Purchaser Indemnitee Damages resulting from such breaches; provided, further, that such limitation shall not apply to Purchaser Indemnitee Damages for breaches of the representations and warranties contained in Sections 3.2, 3.3, 3.5, 3.7(a), 3.7(b), 3.11 and 3.14; or breaches of representations and warranties constituting fraud or intentional misrepresentation; and provided, further, such limitations shall not be interpreted to expand the amount or categories of Assumed Obligations.

     7.3     Indemnity  by  Purchaser.
     Purchaser shall indemnify and hold Seller, Parent or Owner and their respective Affiliates and the officers, directors, agents, attorneys and accountants of each of them (the "Seller Indemnitees"), harmless from and against:

     (a) any Damages suffered or incurred arising out or as a result of any Liability of Purchaser, or any Affiliate of Purchaser, arising after the Closing Date;

(b) any Damages suffered or incurred because of the breach or inaccuracy of any representation or warranty made by Purchaser in this Agreement or the Operative Documents; and

(c) any Damages based on, arising out of, or resulting from the breach or failure or alleged breach of failure by Purchaser to perform any agreement, covenant or other obligation contained in Agreement or in any Operative Document, including the Assumed Obligations.

     7.4     Defense  of  Claims.
     If a claim for indemnity is to be made by a Purchaser Indemnitee or Seller Indemnitee (an "Indemnified Person") against Seller or Purchaser, as the case may be (the "Indemnifying Person"), the Indemnified Person shall give written notice to the Indemnifying Person as soon as practical after the Indemnified
Person becomes aware of any fact, condition or event which may give rise to a claim for which indemnification may be sought under this Article 7. If any lawsuit or enforcement action is filed against an Indemnified Person, written notice thereof shall be given to the Indemnifying Person as promptly as practicable (and in any event within 15 days after the service of the citation or summons). After such notice, if the Indemnifying Person acknowledges in writing to the Indemnified Person that the Indemnifying Person shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the Indemnifying Person shall be entitled, if it so elects to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the Indemnifying Person's cost, risk and expense, provided that the Indemnifying Person and its counsel shall proceed with diligence and in good faith with respect thereto. The Indemnified Person shall cooperate in all reasonable respects with the Indemnifying Person and such attorneys in the investigation, trial and defenses of such lawsuit or action and any appeal arising therefrom; provided, however, that the Indemnified Person may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action or any appeal arising therefrom. If the Indemnifying Person has acknowledged to the Indemnified Person its obligation to indemnify hereunder, the Indemnified Person shall not settle such lawsuit or enforcement action without the prior written consent of the Indemnifying Person, which consent shall not be unreasonably withheld, and, if the Indemnifying Person has not so acknowledged its obligation, the Indemnified Person shall not settle such lawsuit or enforcement action without 20 days prior notice to the Indemnifying Person. Notwithstanding anything to the contrary contained in this Section 7.4, if the Indemnifying Person fails to respond to any service of citation or notice contemplated herein, or to prosecute the defense of such action or lawsuit in a diligent manner, the Indemnified Person shall be entitled to notify the Indemnifying Person in writing and take over the defense in such matter and to settle the action or lawsuit following 20 days prior notice to the Indemnifying Person both at the expense of the Indemnifying Person.

     7.5     No  Third  Party  Beneficiaries.
     The foregoing indemnification is given solely for the purpose of protecting the Purchaser Indemnitees and Seller Indemnitees and lenders of the Purchaser to whom Purchaser assigns its rights hereunder, and shall not be deemed extended to, or interpreted in a manner to confer any benefit, right or cause of action upon, any other Person.

8.     GENERAL  PROVISIONS  AND  OTHER  AGREEMENTS.

     8.1     Notices.
     All notices and other communications hereunder shall be in writing and shall be deemed given if and when delivered personally or transmitted by telex, facsimile (receipt confirmed) or telegram, mailed by registered or certified mail (return receipt requested) or sent by a recognized next business day courier to the following persons at the following addresses (or at such other address for a party as shall be specified by like notice):
     If  to  Purchaser:               ALTON  DIVERSIFIED  TECHNOLOGIES,  INC.
     14101  Myford  Road
     Tustin,  California  92780
     Attention:  Lyle  Jensen
     Facsimile:  714-505-6704
     with  a  copy  to:               Arter  &  Hadden  LLP
     725  South  Figueroa  Street
     Suite  3400
     Los  Angeles,  California  90017
     Attention:  David  R.  Decker,  Esq.
     Facsimile:  212-617-9255
     If  to  Seller  or  Parent:               I-PAC  Precision  Machining, Inc.
     4040  Calle  Platino
     Oceanside,  California  92056
     Attention:  James  Hill
     Facsimile:  760-941-5416
     If  to  Owner:                    National Manufacturing Technologies, Inc.
     4040  Calle  Platino
     Oceanside,  California  92056
     Attention:  James  Hill
     Facsimile:  760-941-5416
     with  a  copy  to:               Luce  Forward  Hamilton  &  Scripps
     600  West  Broadway
     Suite  2600
     San  Diego,  California  92101
     Attention:  Otto  Sorensen,  Esq.
     Facsimile:  619-232-8311

     8.2     Fees  and  Expenses.
     Seller, Parent, Owner and Purchaser shall each pay all of their respective fees, costs and expenses (including those of accountants, appraisers and attorneys) incurred in connection with or related to the preparation, negotiation, execution, delivery, satisfaction, compliance and consummation of this Agreement and the Transactions contemplated hereby.

     8.3     Interpretation.
     The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein," "hereof," "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Terms used in the plural include the singular, and vice versa, unless the context otherwise requires. This Agreement and the Operative Documents have been drafted by all of the parties to this Agreement and should not be construed against any of the parties hereto.

     8.4     Parties  in  Interest.
     Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than Purchaser, Seller and Owner and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Person to any party to this Agreement, nor shall any provisions give any third Person any right or subrogation against any party to this Agreement.

     8.5     Governing  Law;  Venue.
     This Agreement shall be construed and enforced in accordance with the substantive laws of the State of California without reference to the conflict of law provisions. Venue for any action shall lie solely in San Diego County, California.

     8.6     Incorporation  by  Reference.
     The Disclosure Schedules and Exhibits hereto shall be deemed incorporated by reference in this Agreement.

     8.7     Entire  Agreement;  Amendment;  Waiver.
     This Agreement, the Disclosure Schedules and the Operative Documents constitute the entire Agreement between Seller, Owner and Purchaser pertaining to the subject matter contained herein and therein and supersedes all prior agreements, representations, and all understandings of the parties. No supplement, modification or amendment of this Agreement or any such other instruments shall be binding unless expressed as such and executed in writing by Purchaser, Seller and Owner. No waiver of any of the provisions of this Agreement or any such other instruments shall be deemed to be or shall constitute a waiver of any other provisions hereof or thereof, whether or not similar, nor shall any such waiver constitute a continuing waiver. No waiver shall be binding unless expressed as such in a document executed by the party making the waiver.

     8.8     Assignment;  Binding  Effect.
     This Agreement may not be assigned by operation of law or otherwise, except that the rights of the Purchaser hereunder may be assigned to lenders of Purchaser, if any. This Agreement shall be binding on and shall inure to the benefit of the successors and assigns of the parties hereto, but nothing contained in this paragraph shall be construed as a consent to any assignment of this Agreement by either Purchaser, Seller or Owner unless otherwise set out herein.

     8.9     Severability.
     If any provision of this Agreement, including any phrase, sentence, clause, section or subsection, is legally inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

     8.10     Counterparts.
     This Agreement may be executed by facsimile in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.11     Dispute  Resolution.
     (a) Negotiation. The parties will attempt in good faith to resolve through negotiation any dispute, claim or controversy arising out of or relating to this Agreement. Either party may initiate negotiations by providing written notice in letter form to the other party, setting forth the subject of the dispute and the relief requested. The recipient of such notice shall respond within five days with a written statement of its position on, and recommend solution to, the dispute. If the dispute is not resolved by this exchange of correspondence, then representatives of each party with full settlement authority will meet at a mutually agreeable time and place within ten days of the date of the initial notice in order to exchange relevant information and perspectives, and to attempt to resolve the dispute. If the dispute is not resolved by these negotiations, the parties will consider and decide whether the dispute should be submitted to the American Arbitration Association ("AAA"), or its successor, for mediation or arbitration.

(b) Arbitration. The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement that are not resolved by their mutual agreement shall be submitted to final and binding arbitration before the AAA, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq. Either party may commence the arbitration process called for in this agreement by filing a written demand for arbitration with the AAA, with a copy to the other party. The arbitration will be conducted in accordance with the provisions of the AAA Commercial Arbitration Rules in effect at the time of filing of the demand for arbitration. The parties will cooperate with the AAA and with one another in selecting an arbitrator from the AAA's panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this section, and any award made pursuant to this section, may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered.

(c) Waiver of Right to Litigation in Court. NOTICE: By initialing in the space below you are agreeing to have all disputes, claims or controversies arising out of or relating to this Agreement decided by neutral arbitration, and you are giving up any rights you might possess to have those matters litigated in a court or jury trial. By initialing in the space below you are giving up your judicial rights to discovery and appeal except to the extent that they are specifically provided for under this Agreement. If you refuse to submit to arbitration after agreeing to this provision, you may be compelled to arbitrate under federal or state law. Your agreement to this arbitration provision is voluntary.

     We have read and understand the foregoing and agree to submission of all disputes, claims or controversies arising out of or relating to this Agreement to neutral arbitration in accordance with this Agreement.

Purchaser                              Seller

Owner                                   Parent
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.
SELLER:     OWNER:

I-PAC  PRECISION  MACHINING,  INC.     NATIONAL MANUFACTURING TECHNOLOGIES, INC.
By     By
    Name:  Patrick  Moore         Name:  Patrick  Moore
    Title:  Chief  Executive  Officer         Title:  Chief  Executive  Officer
PARENT:     PURCHASER:
I-PAC  MANUFACTURING,  INC.     ALTON  DIVERSIFIED  TECHNOLOGIES,  INC.
By     By
    Name:  Patrick  Moore         Name:  Lyle  Jensen
    Title:  Chief  Executive  Officer         Title:  Chief  Executive  Officer

463089.10
76087/10777

LIST  OF  EXHIBITS
Exhibit  A     -     Left  Intentionally  Blank
Exhibit  B     -     Form  of  Assumption  Agreement
Exhibit  C     -     Form  of  Bill  of  Sale
Exhibit  D     -     Employment  Agreement  of  William  Grivas
Exhibit  E     -     Employment  Agreement  of  Patrick  Moore
Exhibit  F     -     Form  of  Equipment  Note
Exhibit  G     -     Form  of  Inventory  Note
Exhibit  H     -     Form  of  Security  Agreement
Exhibit  I     -     Form  of  Assignment  of  the  Scheduled  Contracts
Exhibit  J     -     Left  Intentionally  Blank
Exhibit  K     -     Left  intentionally  blank
Exhibit  L     -     Form  of  Receivables  Sideletter
Exhibit  M     -     Form  of  FIRPTA  Certificate
Exhibit  N     -     Form  of  Opinion  of  counsel  to Seller, Parent and Owner
Exhibit  O     -     Form  of  Opinion  of  counsel  for  Purchaser
Exhibit  P     -     Form  of  EBITDA  Note

LIST  OF  DISCLOSURE  SCHEDULES
Schedule  1.1(a)     -     Continuing  Employees
Schedule  2.1(a)     -     Inventory
Schedule  2.1(b)     -     Equipment
Schedule  2.1(c)     -     Computer  Equipment/Software
Schedule  2.1(d)     -     Scheduled  Contracts
Schedule  2.1(e)     -     Backlog  Orders
Schedule  2.1(i)     -     Permits
Schedule  2.5(a)(iii)-     Equipment  Leases  Assumed
Schedule  3.3        -     Consents  and  Approvals
Schedule  3.7(b)     -     Deferred  Maintenance
Schedule  3.7(c)     -     Hazardous  Materials
Schedule  3.13       -     Real  Property  Leases
Schedule  3.14       -     Waste Haulers, Waste Disposal Sites and Dump Sites
Schedule  3.17(b)    -     Contracts
Schedule  3.21       -     Bulk  Sale  Claims




                                TABLE OF CONTENTS
                                                                            Page
ARTICLE  1.  DEFINITIONS
Section  1.1  General  Definitions

ARTICLE  2.  SALE  OF  ASSETS;  ASSUMPTION  OF  CERTAIN  LIABILITIES
Section  2.1  Agreement  to  Purchase  and  Sell
Section  2.2  Excluded  Assets
Section  2.3  Purchase  Price
Section  2.4  Allocation  of  Purchase  Price
Section  2.5  Assumption  of  Liabilities
Section  2.6  Excluded  Liabilities
Section  2.7  Further  Assurances

ARTICLE  3.  REPRESENTATIONS  AND  WARRANTIES  OF  SELLER
Section  3.1  Organization;  Qualification
Section  3.2  Authority  Relative  to  this  Agreement
Section  3.3  Consents  and  Approvals
Section  3.4  Authority;  Licenses
Section  3.5  No  Violations
Section  3.6  Compliance  with  Law
Section  3.7  Title  to  and  Condition  of  Assets  and  Property
Section  3.8  Investigation  or  Litigation
Section  3.9  Employee  Benefits
Section  3.10  Labor  and  Employee  Matters
Section  3.11  Taxes
Section  3.12  Inventories
Section  3.13  Real  Property  Leases
Section  3.14  Environmental  Matters
Section  3.15  Left  intentionally  blank
Section  3.16  Product  and  Service  Warranties
Section  3.17  Contracts
Section  3.18  Left  intentionally  blank
Section  3.19  Customers  and  Suppliers
Section  3.20  No  Brokers
Section  3.21  Bulk  Sales  Notice
Section  3.22  Disclosure

ARTICLE  4.  REPRESENTATIONS  AND  WARRANTIES  OF  PURCHASER
Section  4.1  Organization
Section  4.2  Authority  Relative  to  this  Agreement
Section  4.3  Consents  and  Approvals
Section  4.4  No  Brokers

ARTICLE  5.  ADDITIONAL  AGREEMENTS
Section  5.1  Further  Assurances
Section  5.2  Public  Announcements
Section  5.3  Post  Closing  Information
Section  5.4  Left  intentionally  blank
Section  5.5  Employees
Section  5.6  Mail,  Etc
Section  5.7  Covenant  Not  To  Compete
Section  5.8  Cooperation
Section  5.9  Prorations  of  Property  Taxes
Section  5.10  Product  Repairs  and  Reworks

ARTICLE  6.  CLOSING  AND  TERMINATION
Section  6.1  Closing  and  Closing  Date
Section  6.2  Seller's  Deliveries  at  Closing
Section  6.3  Purchaser's  Deliveries  at  Closing

ARTICLE  7.  SURVIVAL  AND  INDEMNIFICATION
Section  7.1  Survival
Section  7.2  Indemnity  by  Seller
Section  7.3  Indemnity  by  Purchaser
Section  7.4  Defense  of  Claims
Section  7.5  No  Third  Party  Beneficiaries

ARTICLE  8.  GENERAL  PROVISIONS  AND  OTHER  AGREEMENTS
Section  8.1  Notices
Section  8.2  Fees  and  Expenses
Section  8.3  Interpretation
Section  8.4  Parties  in  Interest
Section  8.5  Governing  Law;  Venue
Section  8.6  Incorporation  by  Reference
Section  8.7  Entire  Agreement;  Amendment;  Waiver
Section  8.8  Assignment;  Binding  Effect
Section  8.9  Severability
Section  8.10  Counterparts
Section  8.11  Dispute  Resolution